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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 14, 2007 relating to the consolidated financial statements and financial statement schedule of Heelys, Inc. appearing in the Prospectus and elsewhere in the Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

May 7, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM